Exhibit 99.1

VIRAGE LOGIC UPDATES SECOND-QUARTER FISCAL 2010 OUTLOOK

FREMONT, Calif., April 6, 2010— Virage Logic Corporation (NASDAQ: VIRL), the semiconductor industry’s trusted IP partner, today announced that it is raising second fiscal quarter ending March 31st, revenue guidance to a range of $24.8 to $25.0 million, compared to its previously announced estimates of $23.5 to $24.0 million. Excluding the effects of stock based compensation, acquisition related expenses, amortization and any restructuring charges, non-GAAP per share results should fall into a range of $0.06 to $0.07 earnings per share (EPS) versus $0.01 to $0.02 per share as previously guided. During the second quarter, the Company expects to realize, before tax and any extraordinary charges, approximately $3.7 million to $4.1 million in non-GAAP adjustments, comprised primarily of stock-compensation, amortization and acquisition-related expenses.

“Rapid integration of our recent acquisitions, coupled with tight spending controls and a significant increase in royalty revenues, have contributed to improving both our top and bottom lines faster than we had forecasted,” stated J. Daniel McCranie, executive chairman, Virage Logic. “In addition, with a large shippable backlog and strong bookings performance in the second quarter, we expect to post total revenue for the third fiscal quarter of this year in a range of $26.0 to $27.0 million, with a resulting Non-GAAP EPS (excluding any restructuring charges) of $0.10 to $0.13.”

Virage Logic cautions that these anticipated results are preliminary, based on the best information currently available, and subject to the closing of its financial records and customary quarterly accounting procedures.

The company plans to report its final results for the second-quarter of fiscal 2010 after the close of market on May 5th, 2010, including GAAP EPS and a reconciliation of GAAP and non GAAP EPS, and will provide a detailed business outlook at that time.

About Virage Logic

Virage Logic is a leading provider of semiconductor intellectual property (IP) for the design of complex integrated circuits. The company’s highly differentiated product portfolio includes processor solutions, interface IP solutions, embedded SRAMs and NVMs, embedded test and yield optimization solutions, logic libraries, and memory development software. As the semiconductor industry’s trusted IP partner, more than 400 foundry, IDM and fabless customers rely on Virage Logic to achieve higher performance, lower power, higher density and optimal yield, as well as shorten time-to-market and time-to-volume. For further information, visit http://www.viragelogic.com.

Use of Non-GAAP Information

We believe the financial figures we include that are not presented in accordance with GAAP assist investors in understanding our business and operating results. This information is intended to provide investors with useful supplemental data regarding the underlying economics of our business operations because operating results presented under GAAP may include charges that are nonrecurring or not necessarily relevant to ongoing operations, or are difficult to forecast for future periods. The Company’s management evaluates and makes operating decisions about its business operations primarily based on revenue and the core costs of those business operations. Management believes that goodwill impairment charges, valuation allowance on deferred tax assets, restructuring charges, acquisition-related charges and stock-based compensation are not part of its core business operations. Therefore, management presents non-GAAP financial measures by excluding these items from the period expenses. The income statement line items involved in the adjustment from GAAP to non-GAAP presentation are, restructuring charges, acquisition-related charges, amortization and stock-based compensation that are included in cost of revenues, research and development, general and administrative and sales and marketing expenses. To determine our non-GAAP tax provision, the Company recalculates tax based on non-GAAP income before taxes and adjusts accordingly.

For each such non-GAAP measure, the adjustment provides management with information about the Company’s underlying operating performance that enables a more meaningful comparison of our finance results in different reporting periods. For example, since the Company does not acquire businesses on a predictable cycle, management excludes acquisition-related charges in order to provide a more consistent and meaningful evaluation of the Company’s operating expenses. Management also excludes goodwill impairment, valuation allowance on deferred tax assets and restructuring charges as these are non-recurring charges which are not expected to occur on a regular basis. Management also excludes the impact of stock-based compensation to help it compare current period operating expenses against the operating expenses for prior periods. In addition, the availability of non-GAAP information helps management track actual performance relative to financial targets. This information also helps investors compare the Company’s performance with other companies in the industry, which use similar financial measures to supplement their GAAP financial information.

The Company also presents non-GAAP net income (loss) per share excluding the net loss for NXP Strategic Outsourcing. Our operations related to NXP Strategic Outsourcing are distinct from our other operations given that they are run separately in the Netherlands, have operating costs that are associated only with them as opposed to our other operations, were only recently acquired and are in the process of being integrated. The only revenue associated from these operations is under our agreements with NXP. All general and administrative expenses of the Company are included in non-GAAP net income (loss) per share excluding operating loss for NXP Strategic Outsourcing (i.e. we have not allocated to NXP Strategic Operations, nor have we excluded from non-GAAP net income (loss) per share excluding operating loss for NXP Strategic Outsourcing, any general and administrative expenses). We believe that presenting net income without operating loss for NXP Strategic Outsourcing is helpful to investors because it enables them to track incremental expenses related to these operations as well as the progress of our integration effort towards the goal of achieving operating profit for the NXP Strategic Outsourcing operations.

Management recognizes that the use of these non-GAAP measures has limitations, including the fact that management must exercise judgment in determining which types of charges should be excluded from the non-GAAP financial information. Management believes that providing this non-GAAP financial information, in addition to GAAP information facilitates consistent comparison of the Company’s financial performance over time. The Company has historically provided non-GAAP information to the investment community, not as an alternative but as an important supplement to GAAP information, to enable investors to evaluate the Company’s core operating performance in the way that management does.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Statements made in this news release, other than statements of historical fact, and any assumptions underlying these statements, are forward-looking statements, including, for example, statements relating to the currently anticipated financial results for the second and third quarters of fiscal 2010, company trends, business outlook and technology leadership. Forward-looking statements are subject to a number of known and unknown risks and uncertainties, which might cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include Virage Logic’s ability to improve its operations; its ability to forecast its business, including its revenue, income and order flow outlook; Virage Logic’s ability to execute on its strategy; the company’s ability to overcome the challenges associated with establishing licensing relationships with semiconductor companies; the company’s ability to obtain royalty revenues from customers in addition to license fees; business and economic conditions generally and in the semiconductor industry in particular; competition in the market for semiconductor IP platforms; and other risks including those described in the company’s Annual Report on Form 10-K for the period ended September 30, 2009, and in Virage Logic’s other periodic reports filed with the SEC, all of which are available from Virage Logic’s website (www.viragelogic.com) or from the SEC’s website (www.sec.gov), and in news releases and other communications. Virage Logic disclaims any intention or duty to update any forward-looking statements made in this news release.

SOURCE: Virage Logic Corporation

Virage Logic

Brian Sereda, (510) 360-8017

Chief Financial Officer

brian.sereda@viragelogic.com